UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 2, 2010

NOVELLUS SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

California

(State or Other Jurisdiction of Incorporation)

0-17157	77-0024666
(Commission File Number)	(I.R.S. Employer Identification No.)

4000 North First Street, San Jose, California 95134

(Address of Principal Executive Offices) (Zip Code)

(408) 943-9700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01.	Other Events.

In March 2002, Linear Technology Corporation (“Linear”) filed a complaint against Novellus Systems, Inc. (the “Company”) and other semiconductor equipment suppliers in the Superior Court of Santa Clara County, seeking damages (including punitive damages), declaratory relief and injunctions for alleged breach of contract, fraud, unfair competition and breach of warranty. The Superior Court initially dismissed Linear’s claims for fraud and unfair competition on October 5, 2004, and the Court of Appeal for the Sixth Appellate District reaffirmed this dismissal on June 18, 2007. Trial on the remaining claims began on January 19, 2010, in the Superior Court.

On February 26, 2010, the jury reached a unanimous decision that the Company had not breached any of its obligations to Linear. Linear had been seeking up to approximately $200 million in damages from the Company and its co-defendant, Tokyo Electron Ltd.

On March 2, 2010, the Company’s special litigation counsel for the Linear litigation issued a press release regarding the outcome of the lawsuit and the Company’s success in defending against the breach of contract lawsuit brought by Linear, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The exhibit listed below is being furnished with this Form 8-K.

Exhibit Number	Description

99.1	Press Release, dated March 2, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVELLUS SYSTEMS, INC.

By:	/s/ MARTIN J. COLLINS
Martin J. Collins Senior Vice President and General Counsel

Date: March 2, 2010